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                                                                     EXHIBIT 4.8

                       AGREEMENT TO DISCLOSE UPON REQUEST

JLG Industries, Inc. (the "Company") hereby agrees that, with respect to any agreement relating to long-term debt of the Company that has not been filed as an exhibit to the Company's reports filed pursuant to the Securities Exchange Act of 1934 because such filing is not required pursuant to the provisions of S-K Item 601 (b) (4) (iii) (A), the Company will furnish a copy of any such agreement to the Securities and Exchange Commission upon request.


                                          JLG INDUSTRIES, INC.
                                          (Registrant)



                                          /s/ James H. Woodward, Jr.
                                          -------------------------------------
                                          James H. Woodward, Jr., Senior Vice
                                          President and Chief Financial Officer


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